EXHIBIT 7

POWER OF ATTORNEY

Each of the undersigned does hereby:

(i)                                make, constitute and appoint each of Sean Crellin, Director, Legal and Head of International Practice Group, New York branch, Christopher Bannister, General Manager, Europe and America, Curt Zuber, Group Treasurer, Joanne Dawson, Deputy Group Treasurer and Paddy Rennie, Counsel & Head of Legal, Group Treasury, acting alone, as his or her true and lawful attorney-in-fact and agent, with full power to act in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Westpac Banking Corporation (the “Bank”), a Registration Statement on Form F-6 for the offer and sale, at any time or from time to time, of American Depositary Shares representing ordinary shares of the Bank (the “Registration Statement”), including a prospectus and exhibits to such Registration Statement, and any and all amendments or supplements to the Registration Statement (including any and all post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Bank to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision;

(ii)                             give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and

(iii)                          ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 1st day of May, 2013

/s/ Lindsay Maxsted	Chairman
Lindsay Maxsted

/s/ Elizabeth Bryan	Director
Elizabeth Bryan

/s/ Gordon Cairns	Director
Gordon Cairns

/s/ Ewen Crouch	Director
Ewen Crouch

/s/ John Curtis	Director
John Curtis

/s/ Robert Elstone	Director
Robert Elstone

/s/ Peter Hawkins	Director
Peter Hawkins

/s/ Ann Pickard	Director
Ann Pickard

Managing Director and Chief Executive
/s/ Ann Pickard	Officer (Principal Executive Officer)
Gail Kelly

Chief Financial Officer
/s/ Philip Coffey	(Principal Financial Officer)
Philip Coffey

Deputy Chief Financial Officer
/s/ Peter King	(Principal Accounting Officer)
Peter King

Authorized Representative in the
/s/ Sean Crellin	United States
Sean Crellin